EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-277211) of HSBC USA Inc. of our report dated February 19, 2025 relating to the financial statements, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP
New York, New York
February 19, 2025